                                                                    Exhibit 12.1


                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                    Six Months
                  Ended April 30                  Year Ended October 31
                  --------------      ------------------------------------------
                   1997     1996       1996     1995     1994      1993    1992
                   ----     ----       ----     ----     ----      ----    ----
                                                 (Millions of Dollars)

Earnings:
Income before
  income taxes
  & cumulative
  effect of
  accounting
  changes         $ 37.1   $ 41.4     $ 80.5   $ 58.7   $ 55.2    $ 49.0  $ 46.4
Interest on         31.5     36.8       73.2     75.1     62.7      74.6    82.2
  indebtedness
Amortization of
  debt issuance
  expense            0.8      3.0        3.7      4.6      3.9       2.9     2.9
Interest included
  in rental
  expense            0.3      0.3        0.6      0.7      0.7       0.7     0.7
                  ------   ------     ------   ------   ------    ------  ------

Total earnings    $ 69.7   $ 81.5     $158.0   $139.1   $122.5    $127.2  $132.2
                  ======   ======     ======   ======   ======    ======  ======

Fixed charges:
Interest on
  indebtedness    $ 31.5   $ 36.8     $ 73.2   $ 75.1   $ 62.7    $ 74.6  $ 82.2
Amortization of
  debt issuance
  expense         $  0.8   $  3.0     $  3.7   $  4.6   $  3.9    $  2.9  $  2.9
Interest
  included in
  rental
  expense         $  0.3   $  0.3     $  0.6   $  0.7   $  0.7    $  0.7  $  0.7
                  ------   ------     ------   ------   ------    ------  ------

Total fixed
  charges         $ 32.6   $ 40.1     $ 77.5   $ 80.4   $ 67.3    $ 78.2  $ 85.8
                  ======   ======     ======   ======   ======    ======  ======

Ratio of
  earnings to
  fixed charges     2.1x     2.0x       2.0x     1.7x     1.8x      1.6x    1.5x
                  ======   ======     ======   ======   ======    ======  ======

                                                                    Exhibit 12.1


                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF DEBT TO EQUITY RATIO

                           Six Months
                         Ended April 30                  Year Ended October 31
                       ------------------   -----------------------------------------------
                         1997      1996      1996      1995      1994      1993      1992
                       --------   -------   -------   -------   -------   -------   -------
                                                    (Millions of Dollars)

Senior debt            $1,112.8   1,278.1   1,205.8   1,230.3     991.5   1,099.2   1,123.1
Subordinated debt         100.0     100.0     100.0     100.0     100.0     100.0      94.9
                       --------   -------   -------   -------   -------   -------   -------

Total debt              1,212.8   1,378.1   1,305.8   1,330.3   1,091.5   1,199.2   1,218.0
                       ========   =======   =======   =======   =======   =======   =======

Shareowner's equity       272.4     270.7     279.7     256.7     225.6     219.4     219.5
                       ========   =======   =======   =======   =======   =======   =======

Debt to equity ratio      4.5:1     5.1:1     4.7:1     5.2:1     4.8:1     5.5:1     5.5:1
                       ========   =======   =======   =======   =======   =======   =======

                                                                    Exhibit 12.1


                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF SENIOR DEBT TO CAPITAL FUNDS RATIO

                           Six Months
                         Ended April 30                  Year Ended October 31
                        -----------------   -----------------------------------------------------
                          1997       1996      1996       1995       1994       1993       1992
                        --------   --------  --------   --------   --------   --------   --------
                                                    (Millions of Dollars)

Senior debt             $1,112.8   $1,278.1   $1,205.8   $1,230.3   $  991.5   $1,099.2   $1,123.1
                        ========   ========   ========   ========   ========   ========   ========
Subordinated debt          100.0      100.0      100.0      100.0      100.0      100.0       94.9
                        --------   --------   --------   --------   --------   --------   --------

Shareowner's equity        272.4      270.7      279.7      256.7      225.6      219.4      219.5
                        ========   ========   ========   ========   ========   ========   ========

Total capital funds        372.4      370.7      379.7      356.7      325.6      319.4      314.4
                        ========   ========   ========   ========   ========   ========   ========

Senior debt to
   capital funds ratio     3.0:1      3.4:1      3.2:1      3.4:1      3.0:1      3.4:1      3.6:1
                        ========   ========   ========   ========   ========   ========   ========


                                                                    Exhibit 12.1

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE

                            Six Months
                          Ended April 30             Year Ended October 31
                          --------------   ------------------------------------------
                          1997      1996    1996     1995     1994     1993     1992
                          ----      ----    ----     ----     ----     ----     ----
                                                      (Millions of Dollars)
Income before
      income taxes &      $37.1    $41.4   $ 80.5   $ 58.7   $ 55.2   $ 49.0   $ 46.4
      cumulative
      effect of
      accounting
      changes
Interest on
      indebtedness         31.5     36.8     73.2     75.1     62.7     74.6     82.2
Depreciation and
      amortization
      expense              10.8      7.8     15.3     11.1      8.7      9.7      6.5
                          -----    -----   ------   ------   ------   ------   ------

EBITDA                    $79.4    $86.0   $169.0   $144.9   $126.6   $133.3   $135.1
                          =====    =====   ======   ======   ======   ======   ======

Interest expense          $31.5    $36.8   $ 73.2   $ 75.1   $ 62.7   $ 74.6   $ 82.2
                          =====    =====   ======   ======   ======   ======   ======

Ratio of EBITDA
      to interest
      expense               2.4x     2.1x     2.2x     1.8x     1.9x     1.7x     1.6x
                          =====    =====   ======   ======   ======   ======   ======

                                                                    Exhibit 12.1


                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EBITDA TO FIXED CHARGES*


                    Six Months
                  Ended April 30                  Year Ended October 31
                  --------------      ------------------------------------------
                   1997     1996       1996     1995     1994      1993    1992
                   ----     ----       ----     ----     ----      ----    ----
                                                 (Millions of Dollars)

Income before
  income taxes
  & cumulative
  effect of
  accounting
  changes         $ 37.1   $ 41.4     $ 80.5   $ 58.7   $ 55.2    $ 49.0  $ 46.4
Interest on
  indebtedness      31.5     36.8       73.2     75.1     62.7      74.6    82.2
Depreciation and
  amortization
  expense
  (excluding
  amortization of
  debt issuance
  expense)          10.0      4.8       11.6      6.5      4.8       6.8     3.6
Amortization of
  debt issuance
  expense            0.8      3.0        3.7      4.6      3.9       2.9     2.9
Interest included
  in rental
  expense            0.3      0.3        0.6      0.7      0.7       0.7     0.7
                  ------   ------     ------   ------   ------    ------  ------
EBITDA            $ 79.7   $ 86.3     $169.6   $145.6   $127.3    $134.0  $137.4
                  ======   ======     ======   ======   ======    ======  ======

Fixed charges:
Interest on
  indebtedness    $ 31.5   $ 36.8     $ 73.2   $ 75.1   $ 62.7    $ 74.6  $ 82.2
Amortization of
  debt issuance
  expense         $  0.8   $  3.0     $  3.7   $  4.6   $  3.9    $  2.9  $  2.9
Interest
  included in
  rental
  expense         $  0.3   $  0.3     $  0.6   $  0.7   $  0.7    $  0.7  $  0.7
                  ------   ------     ------   ------   ------    ------  ------

Total fixed
  charges         $ 32.6   $ 40.1     $ 77.5   $ 80.4   $ 67.3    $ 78.2  $ 85.8
                  ======   ======     ======   ======   ======    ======  ======

Ratio of EBITDA
  to fixed
   charges          2.4x     2.1x       2.2x     1.8x     1.9x      1.7x    1.6x
                  ======   ======     ======   ======   ======    ======  ======

* Calculated in accordance with the covenant regarding maintenance of consolidated fixed charge coverage ratio contained in the Indenture.